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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported):  April 15, 1999
                                                         ----------------

                                Noel Group, Inc.
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             (Exact name of registrant as specified in its charter)


        Delaware                       0-19737                  13-2649262
---------------------------     ---------------------     -----------------------
State or other jurisdiction       (Commission File             (IRS Employer
     of incorporation)                 Number)              Identification No.)


        667 Madison Avenue, New York, New York                   10021
     --------------------------------------------          ----------------
       (Address of principal executive offices)               (zip code)


      Registrant's Telephone Number, including Area Code:  (212) 371-1400
                                                          ----------------

                                       N/A
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          (Former name or former address, if changed since last report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

        On April 15, 1999, Noel Group, Inc. ("Noel") irrevocably distributed an aggregate of 20,567,757 units of beneficial interest in a trust to which Noel has transferred an aggregate of 2,026,104 shares (the "CBI Shares") of Common Stock, par value $.01 per share of Career Blazers, Inc., a Delaware corporation (the "Distribution"), to its shareholders of record as of April 15, 1999 (the "Record Date"). The Distribution was paid in respect of the 20,567,757 shares of common stock, par value $.10 per share, of Noel, issued and outstanding on the Record Date, and totaled approximately $9,887,388 in value based on an estimated value of $4.88 per CBI Share.

        The Distribution was made pursuant to the Plan of Complete Liquidation and Dissolution adopted by Noel's Board of Directors on May 21, 1996 and approved by the shareholders at a Special Meeting of Shareholders held on March 19, 1997.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

               (a)  Financial statements of business acquired. Not Applicable.

               (b) Pro forma financial information. No pro forma financial information is required pursuant to Article 11 of Regulation S-X.

               (c)  Exhibits

                    2.1 Plan of Complete Liquidation and Distribution (incorporated by reference to Exhibit A to the Noel Proxy Statement for the Special Meeting of Shareholders on March 19, 1997).


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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                NOEL GROUP, INC.
                                (Registrant)


Dated:  April 26, 1999          By: /s/ Stanley R. Rawn, Jr.
                                   -----------------------------------
                                    Name:  Stanley R. Rawn, Jr.
                                    Title: Chief Executive Officer


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